                                  EXHIBIT 10.9




                             Lanier National Bank
                       Executive Supplemental Retirement
                          Plan - Defined Contribution

                             LANIER NATIONAL BANK
                       EXECUTIVE SUPPLEMENTAL RETIREMENT
                         PLAN -- DEFINED CONTRIBUTION

                             ADOPTED MARCH 18, 1998



In an effort to attract, reward, motivate and retain the most qualified people available, and to provide those people with a complete and reasonable compensation package, Lanier National Bank has implemented an executive retirement plan with an endorsement split dollar life insurance plan for the benefit of certain executives of the Bank.

The Plan is called the Executive Supplemental Retirement Plan Defined Contribution and was designed to provide an annual retirement benefit that will grow on a tax-deferred basis. These benefits, when added to the retirement benefits that will be provided by the Bank's qualified plan and social security, will provide each officer with benefit levels comparable to other Bank employees when measured as a percentage of salary at the time of retirement.

This Supplemental Retirement Plan is also designed to provide these benefits with the least risk to the Bank's safety and soundness and at the least possible cost. A portion of the benefits is determined by an indexed formula. The index used in this plan to calculate the amount of the retirement benefit is the earnings on a specific life insurance policy. The Bank "keeps" the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the executive. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity costs are paid out annually after retirement. These payments will continue for the life of the executive.

The plan has a vesting schedule that creates a "golden handcuff" effect. The Bank's obligations under the retirement benefit portion of this plan are unfunded; however, the Bank has purchased life insurance policies on each insurable executive that are actuarially designed to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan's costs during the life of the executive and provide a complete recovery of all plan costs at the executive's death. The Bank is the sole owner of all policies.

The life insurance benefit for each insurable officer is being provided by an Endorsement Split Dollar Plan whereby the Bank endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each officer for payment to the designated beneficiary of that officer. The Bank owns the policy and its entire surrender
value.   For uninsurable officers, the bank will pay a stated death benefit.

                                    FORM OF

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                                   AGREEMENT


     This Agreement, made and entered into this ____ day of __________, 1998, by and between Lanier National Bank, a Bank organized and existing under the laws of the State of Georgia hereinafter referred to as "the Bank", and ___________________, a Key Employee and the Executive of the Bank, hereinafter referred to as "the Executive".


     The Executive has been in the employ of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the Bank (the Board) that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Executive terminate his services.


     Accordingly, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon his retirement and, alternatively, to his beneficiary(ies) in the event of his premature death while employed by the Bank.


     It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

     The Participant and the Bank are aware that there is currently in Congress a proposed change to the Federal Tax Laws as said laws relate to life insurance, and that if the proposed change was implemented, then there could be a material increase in the cost of this Plan to the Bank.

     Therefore, in consideration of the Executive's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

I.  DEFINITIONS

     A.   Effective Date:
          --------------

          The Effective Date of this Agreement shall be __________, 1998.

     B.   Plan Year:
          ---------

          Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

     C.   Retirement Date:
          ---------------

          Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches his sixty-fifth (65th) birthday or such later date as the Executive may actually retire.

     D.   Termination of Service:
          ----------------------

          Termination of Service shall mean voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause ["cause" defined in subparagraph III (D) hereinafter], prior to the Normal Retirement Age [described in subparagraph I (J) hereinafter].

     E.   Pre-Retirement Account:
          ----------------------

          A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to termination of service or the Executive's retirement, such liability reserve account shall be increased or decreased each Plan Year (including the Plan Year in which the Executive ceases to be employed by the Bank) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index [described in subparagraph I (G) hereinafter], less the Cost of Funds Expense for that Plan Year [described in subparagraph I (H) hereinafter].

     F.   Index Retirement Benefit:
          ------------------------

          The Index Retirement Benefit for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [subparagraph I (G)] for that Plan Year over the Cost of Funds Expense [subparagraph I (H)] for that Plan Year.

     G.   Index:
          -----

          The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.

          Insurance Company:  Alexander Hamilton Life Insurance
          Policy Form:  Universal Life
          Policy Name:  Executive Security Plan III
          Insured's Age and Sex:  ____________
          Riders:  None
          Ratings:  None
          Option:  A
          Face Amount:  $___________
          Premiums Paid:  $___________
          Number of Premium Payments:  ______
          Assumed Purchase Date:  _____________, 1998

          If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

          In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and his beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

     H.   Cost of Funds Expense:
          ---------------------

          The Cost of Funds Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any after-tax benefits paid to the Executive pursuant to this Agreement (Paragraph III hereinafter) plus the amount of all previous years after-tax Costs of Funds Expense, and multiplying that sum by the average after-tax cost of funds of the Bank's third quarter Call Report for the Plan Year as filed with the Federal Reserve.

     I.   Change of Control:
          -----------------

          Change of control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank Holding Company from the Effective Date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a change in control.

     J.   Normal Retirement Age:
          ---------------------

          Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).


II.  EMPLOYMENT

     No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.


III. INDEX BENEFITS

     The following benefits provided by the Bank to the Executive are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits.

     A.   Retirement Benefits:
          -------------------

          Should the Executive continue to be employed by the Bank until his "Normal Retirement Age" defined in subparagraph I (J), he shall be entitled to receive the balance in his Pre-Retirement Account [as defined in subparagraph I (E)] in ten (10) equal annual installments commencing thirty (30) days following the Executive's Retirement Date. In addition to these payments, commencing with the Plan Year in which the Executive attains his Retirement Date, the Index Retirement Benefit [as defined in subparagraph I (F) above] for each year shall be paid to the Executive until his death.


     B.   Termination of Service:
          ----------------------

          Subject to subparagraph III (D) hereinafter, should the Executive suffer a termination of service [defined in subparagraph I (D)], he shall be entitled to receive five percent (5%) times the number of full years the Executive has served with the bank from the date of first employment (to a maximum of 100%), times the balance in the Pre-Retirement Account paid over ten (10) years in equal installments commencing at the Retirement Date [subparagraph I (C)]. In addition to these payments and commencing at the Retirement Date, five percent (5%) times the number of full years the Executive has served with the Bank from the date of first employment (to a maximum of 100%), times the Index Retirement Benefit for each year shall be paid to the Executive until his death.

     C.   Death:
          -----

          Should the Executive die prior to having received the full balance of the Pre-Retirement Account, the unpaid balance of the Pre-Retirement Account shall be paid in a lump sum to the beneficiary selected by the Executive and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive's estate.

     D.   Discharge for Cause:
          -------------------

          Should the Executive be discharged for cause at any time prior to his Retirement Date, all Index Benefits under this Agreement [subparagraphs III (A), (B) or (C)] shall be forfeited. The term "for cause" shall mean gross negligence or gross neglect or the conviction of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

     E.   Disability Benefit:
          ------------------

          In the event the Executive becomes disabled prior to Termination of Service, and the Executive's employment is terminated because of such disability, he shall immediately begin receiving the benefits in subparagraph III (A) above. Such benefit shall begin without regard to the Executive's Retirement Date and the Executive shall be one hundred percent (100%) vested in the entire benefit amount. If there is a dispute regarding whether the Executive is disabled, such dispute shall be resolved by a physician selected by the Bank and such resolution shall be binding upon all parties to this Agreement.

     F.   Death Benefit:
          -------------

          Except as set forth above, there is no death benefit provided under this Agreement.



IV.  RESTRICTIONS UPON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his beneficiary(ies) or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.   CHANGE OF CONTROL

     Upon a Change of Control [as defined in subparagraph I (I) herein], if the Executive's employment is subsequently terminated then he shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if he had been continuously employed by the Bank until his Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.


VI.  MISCELLANEOUS

     A.   Alienability and Assignment Prohibition:
          ---------------------------------------

          Neither the Executive, his/her surviving spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Binding Obligation of Bank and any Successor in Interest:
          --------------------------------------------------------

          The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

     C.   Revocation:
          ----------

          It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

     D.   Gender:
          ------

          Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.   Effect on Other Bank Benefit Plans:
          ----------------------------------

          Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.   Headings:
          --------

          Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     G.   Applicable Law:
          --------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

VII.  ERISA PROVISION

     A.   Named Fiduciary and Plan Administrator:
          --------------------------------------

          The "Named Fiduciary and Plan Administrator" of this plan shall be Lanier National Bank until its removal by the Board. As Named Fiduciary and Administrator, the Bank shall be responsible for the management, control and administration of the Salary Continuation Agreement as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure and Arbitration:
          --------------------------------

          In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

          If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to the Bank's discharge of the Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

VIII.  BANK'S ABSOLUTE RIGHT OF CANCELLATION

     As of the effective date hereof, and for a period of twelve (12) months hereafter, the Bank reserves the absolute right to cancel this Agreement. In the event the Bank exercises this right, the Executive shall have no rights to any benefits by reason of this Agreement.

     In witness whereof, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the _____ day of ___________, 1998 and that, upon execution, each has received a conforming copy.



                              Lanier National Bank



                                            By:
-------------------------------                 -------------------------------
Witness                                                                 Title



-------------------------------                 -------------------------------
Witness                                         Executive

                                    FORM OF

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                   AGREEMENT



Insurer:        Alexander Hamilton Life Insurance

Policy Number:      ______________

Bank:          Lanier National Bank

Insured:        ____________________

Relationship of Insured to Bank:  Executive


The respective rights and duties of the Bank and the Insured in the subject policy shall be as defined in the following:


I.  DEFINITIONS

     Refer to the policy contract for the definition of all terms in this Agreement.

II.  POLICY TITLE AND OWNERSHIP

     Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.  BENEFICIARY DESIGNATION RIGHTS

     The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.  PREMIUM PAYMENT METHOD

     The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.

V.   TAXABLE BENEFIT

     Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Employee the amount of imputed income received each year on Form W-2 or its equivalent.

VI.  DIVISION OF DEATH PROCEEDS

     Subject to Paragraph VII herein, the division of the death proceeds of the policy is as follows:

     A. Should the Insured be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

     B. Should the Insured not be employed by the Bank at the time of his or her death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the following percentage of the proceeds described in subparagraph VI (A) hereinabove that corresponds to the year of service the Insured served with the Bank:

                               Total Years
                               of Employment
                               with the Bank                 Vested
                           --------------------        -----------------
                           (greater than)1 year        5% per year (to a
                             maximum of 100%)

     C.   The Bank shall be entitled to the remainder of such proceeds.

     D. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

VII.  DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

     The Bank shall at all times be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

VIII.  RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

     In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.

IX.  TERMINATION OF AGREEMENT

     This Agreement shall terminate at the option of the Bank following thirty
     (30) days written notice to the Insured if the Insured shall be discharged from service with the Bank for cause. The term "for cause" shall mean gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the Bank.

     Upon such termination, the Insured (or assignee) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

     1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement.

     2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

     Should the Insured (or assignee) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or assignee) agrees that all of his rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

     Except as provided above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Paragraph VI above.

X.   INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

     The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.

XI.  AGREEMENT BINDING UPON THE PARTIES

     This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

XII. NAMED FIDUCIARY AND PLAN ADMINISTRATOR

     Lanier National Bank is hereby designated the "Named Fiduciary" until resignation or removal by the board of directors. As Named Fiduciary, the bank shall be responsible for the management, control, and administration of this Split Dollar Plan as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operation responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIII. FUNDING POLICY

     The funding policy for this Split Dollar Plan shall be to maintain the subject policy in force by paying, when due, all premiums required.

XIV. CLAIM PROCEDURES FOR LIFE INSURANCE POLICY AND SPLIT DOLLAR PLAN

     Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, he should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

     In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, he should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XV.  GENDER

     Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVI. INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

     The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.


Executed at Gainesville, Georgia this ________day of ___________, 1998.


                              Lanier National Bank



                                              By:
--------------------------------                 ------------------------------
Witness                                                                 Title




--------------------------------                 ------------------------------
Witness                                          Insured

                          BENEFICIARY DESIGNATION FORM



PRIMARY DESIGNATION:

          Name                                            Relationship

--------------------------------                 ------------------------------

--------------------------------                 ------------------------------

--------------------------------                 ------------------------------






CONTINGENT DESIGNATION:

--------------------------------                 ------------------------------

--------------------------------                 ------------------------------

--------------------------------                 ------------------------------






--------------------------------                 ------------------------------
Insured                                          Date